Exhibit 99.1

Silver Spike Investment Corp. Reports Third Quarter 2023 Financial Results

NEW YORK, November 9, 2023 (GLOBENEWSWIRE) --- Silver Spike Investment Corp. (“Silver Spike” or the “Company”), a specialty finance company that was formed to invest across the cannabis ecosystem through investments primarily in the form of direct loans to privately held cannabis companies, today announced its financial results for the quarter ended September 30, 2023.

Quarter Ended 9/30/23 Highlights

•	Total investment income of $2.9 million

•	Net investment income of $1.6 million, or $0.26 per share

•	Investment portfolio of $57.4 million at fair value

•	Net asset value (“NAV”) per share decreased from $14.49 on June 30, 2023 to $14.06 on September 30, 2023

•	A cash dividend of $0.70 per share was declared, consisting of a regular quarterly dividend of $0.25 per share and a special dividend of $0.45 per share. The dividend is payable on December 29, 2023 to stockholders of record on December 20, 2023

Scott Gordon, Chairman and Chief Executive Officer of Silver Spike, commented “We are excited to announce our second regular quarterly dividend of $0.25 and special dividend of $0.45. We remain in a challenging environment for cannabis operators and investors, but we are encouraged by initial signs of improved market dynamics for several state markets and an increase in debt financing interest from operators. We continue to see attractive investment opportunities with favorable risk/reward characteristics, and we will seek to add investments to the portfolio in a disciplined manner.”

Conference Call

Silver Spike will host a conference call and webcast to discuss the Company's third quarter 2023 financial results at 8:00 a.m. Eastern Time on Friday, November 10, 2023. Participants may register for the call here. A live webcast of the call will also be available on the Company’s website at ssic.silverspikecap.com.

The presentation to be used in connection with the conference call and webcast will be available at ssic.silverspikecap.com.

A replay of the call will be available at ssic.silverspikecap.com by end of day November 10, 2023.

Background

Silver Spike Investment Corp. is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and has elected to be treated as a regulated investment company for U.S. federal income tax purposes. On February 8, 2022, Silver Spike completed its initial public offering. Silver Spike is managed by Silver Spike Capital, LLC, an investment manager focused on the cannabis and alternative health and wellness industries.

Results of Operations

For the three months ended September 30, 2023, total investment income was $2.9 million. This compares to total expenses of $1.3 million, resulting in net investment income of approximately $1.6 million, or $0.26 per share.

Silver Spike recorded a net unrealized loss of $0.3 million during the quarter ended September 30, 2023, primarily related to the fair valuation of our debt investments. The Company generated a net increase in net assets from operations of $1.3 million, or $0.20 per share.

Net Asset Value

As of September 30, 2023, NAV per share decreased to $14.06, compared to $14.49 as of June 30, 2023. The decrease in NAV per share was primarily driven by dividend payments. Total net assets as of September 30, 2023 were $87.4 million, compared to $90.0 million as of June 30, 2023.

Portfolio and Investment Activity

As of September 30, 2023, Silver Spike’s investment portfolio had an aggregate fair value of approximately $57.4 million, comprising $49.4 million in secured loans in four portfolio companies and $8.0 million in secured notes in two portfolio companies.

During the quarter ended September 30, 2023, the Company made no investments.

As of September 30, 2023, there were no loans on non-accrual status.

Liquidity and Capital Resources

As of September 30, 2023, the Company had $29.8 million in available liquidity, comprising $29.8 million in cash equivalents.

Regular and Special Dividend

The Company’s Board of Directors declared a cash dividend of $0.70 per share, consisting of a regular quarterly dividend of $0.25 per share and a special dividend of $0.45 per share.

The following are the key dates for the regular and special dividend:

Record Date	December 20, 2023
Payment Date	December 29, 2023

The Company has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend, stockholders who have not “opted out” of the DRIP in accordance with the terms of the DRIP and the procedures of their broker or other financial intermediary will have their cash dividends automatically reinvested in additional shares of the Company’s common stock. A stockholder whose shares are held by a broker or other financial intermediary should contact their broker or other financial intermediary as soon as possible in order to determine the time by which the stockholder must take action in order to receive dividends in cash.

About Silver Spike Investment Corp.

Silver Spike, a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, was formed to invest across the cannabis ecosystem through investments primarily in the form of direct loans to privately held cannabis companies. Silver Spike’s investment objective is to maximize risk-adjusted returns on equity for its shareholders by investing primarily in secured and unsecured debt in cannabis companies and other companies in the health and wellness sector. Silver Spike is managed by Silver Spike Capital, LLC, an investment manager focused on the cannabis and alternative health and wellness industries. For more information, please visit https://ssic.silverspikecap.com/.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contacts

Investors:

Bill Healy
bill@silverspikecap.com

212-905-4933

Media:

Alan Oshiki and Sydney Gever

H/Advisors Abernathy

Silverspikecapital@h-advisors.global

212-371-5999

SILVER SPIKE INVESTMENT CORP.

Statements of Assets and Liabilities

	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Investments at fair value:
Non-control/non-affiliate investments at fair value (amortized cost of $57,488,336 and $50,527,898, respectively)	$57,381,000	$50,254,550
Cash and cash equivalents	29,820,936	35,125,320
Interest receivable	1,829,675	1,559,081
Prepaid expenses	103,838	32,323
Other assets	50,000	-
Total assets	$89,185,449	$86,971,274

LIABILITIES
Income-based incentive fees payable	$1,051,741	$-
Management fee payable	264,565	170,965
Legal fees payable	150,667	42,215
Valuation fees payables	94,130	-
Administrator fees payable	81,954	57,306
Audit fees payable	75,165	50,000
Director’s fee payable	34,768	32,049
Professional fees payable	18,065	28,744
Other payables	10,923	33,663
Distributions payable	321	-
Due to affiliate	298	37
Excise tax payable	-	80,566
Total liabilities	$1,782,597	$495,545

Commitments and contingencies (Note 6)	-	-

NET ASSETS
Common Stock, $0.01 par value, 100,000,000 shares authorized, 6,214,705 and 6,214,672 shares issued and outstanding, respectively	$62,147	$62,147
Additional paid-in-capital	85,039,208	84,917,788
Distributable earnings/(Accumulated losses)	2,301,497	1,495,794
Total net assets	$87,402,852	$86,475,729
NET ASSET VALUE PER SHARE	$14.06	$13.91

SILVER SPIKE INVESTMENT CORP.

Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
INVESTMENT INCOME
Non-control/non-affiliate investment income
Interest income	$2,885,725	$1,180,517	$8,106,013	$1,590,181
Fee income	31,250	-	162,500	410,000
Total investment income	2,916,975	1,180,517	8,268,513	2,000,181

EXPENSES
Income-based incentive fees	405,247	-	1,051,741	-
Management fee	264,565	110,426	760,473	165,467
Audit expenses	223,982	81,917	409,365	175,667
Legal expense	148,292	167,497	334,308	424,548
Administrator fees	84,617	65,035	250,314	174,732
Insurance expense	67,122	76,373	202,597	198,403
Director expenses	38,223	32,049	105,913	67,796
Valuation fees	22,890	-	116,955	-
Professional fees	15,841	39,903	51,808	80,788
Custodian fees	12,000	12,000	36,000	36,000
Organizational expenses	-	-	-	34,168
Capital gains incentive fees	(5,000)	-	-	-
Other expenses	22,210	44,902	61,918	86,483
Total expenses	1,299,989	630,102	3,381,392	1,444,052

NET INVESTMENT INCOME (LOSS)	1,616,986	550,415	4,887,121	556,129

NET REALIZED GAIN (LOSS) FROM INVESTMENTS
Non-controlled/non-affiliate investments	-	-	(210,767)	-
Net realized gain (loss) from investments	-	-	(210,767)	-

NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) FROM INVESTMENTS
Non-controlled/non-affiliate investments	(343,104)	9,508	166,012	-
Net change in unrealized appreciation (depreciation) from investments	(343,104)	9,508	166,012	-
Net realized and unrealized gains (losses)	(343,104)	9,508	(44,755)	-

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$1,273,882	$559,923	$4,842,366	$556,129

NET INVESTMENT INCOME (LOSS) PER SHARE — BASIC AND DILUTED	$0.26	$0.09	$0.79	$0.10
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE — BASIC AND DILUTED	$0.20	$0.09	$0.78	$0.10
WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC AND DILUTED	6,214,673	6,214,672	6,214,672	5,338,691